Exhibit 3(ii)

SECOND AMENDED AND RESTATED

BYLAWS

OF

RETRACTABLE TECHNOLOGIES, INC.

ARTICLE I

OFFICES

                                                1.1                            Registered Office. The registered office of the Corporation shall be 2100 Ross Avenue, Suite 2600, Dallas, Texas 75201 or such other address as shall be designated by the Board of Directors. The Corporation may change its Registered Office, registered agent, or both by filing a statement of change with the Secretary of State of the State of Texas.

                                                1.2                            Registered Agent. The name of the registered agent of the Corporation at such address is Ralph S. Janvey or such other person as shall be designated by the Board of Directors of the Corporation.

                                                1.3                            Other Offices. The Corporation may also have offices at such other places, within or outside the State of Texas, where the Corporation is qualified to do business, as the Board of Directors may from time to time designate, or business of the Corporation may require.

ARTICLE II

SHAREHOLDERS’ MEETING

                                                2.1                            Place of Meetings. Meetings of shareholders entitled to vote shall be held at any place within or without the State of Texas designated by the Board of Directors pursuant to authority hereinafter granted to the Board, or by written consent of all persons entitled to vote thereat. Any meeting is valid wherever held if held by the written consent of all the persons entitled to vote thereat, given either before or after the meeting and filed with the Secretary of the corporation.

                                                2.2                            Time of Annual Meeting. Business Transacted. The annual meeting of the shareholders entitled to vote shall be held on such date and at such time as shall be designated from time to time by the Board of Directors. At such meeting Directors shall be elected and any other business may be transacted which is within the powers of the shareholders.

                                                2.3                            Notice of Meetings. Notice of all meetings of shareholders shall be given in writing to shareholders entitled to vote by the President, or Secretary, or by the Officer or person calling the meeting, or, in case of his neglect or refusal, or if there is no person charged with the duty of giving notice, by any Director or shareholder. The notice shall be given to each shareholder, either personally or by prepaid mail. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon paid.

                                                2.4                            Time and Notice. Notice of any meeting of shareholders shall be sent to each shareholder entitled to vote not less than ten (10) days nor more than fifty (50) days before the meeting, except in the case of a meeting for the purpose of approving a merger or consolidation agreement, in which case the notice must be given not less than twenty (20) days prior to the date of the meeting.

                                                2.5                            Contents of Notice. Notice of any meeting of shareholders shall specify the place, date, and hour of the meeting. The Notice may state the means of any remote communications by which shareholders may be considered present and may vote at the meeting.  The notice shall also specify the purpose of the meeting if it is a special meeting, or if its purpose, or one of its purposes, will be to consider a proposed amendment of the Articles of Incorporation, to consider a proposed merger or consolidation, to consider a proposed reduction of stated capital without amendment, to consider a voluntary dissolution or the revocation of a voluntary dissolution by the act of the Corporation, or to consider a proposed disposition of all, or substantially all, of the assets of the Corporation outside of the ordinary course of business.

                                                2.6                            Notice of Adjourned Meeting. When a shareholders’ meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for less than thirty (30) days, it is not necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement at the meeting at which the adjournment is taken.

                                                2.7                            Call of Special Meetings. Upon request in writing to the President, Vice-President, or Secretary, sent by registered mail or delivered to the Officer in person, by any persons entitled to call a meeting of shareholders, they forthwith shall cause notice to be given to the shareholders entitled to vote, that a meeting will be held at a time fixed by the Officer, not less than ten (10) days after the receipt of the request. If the notice is not given within seven (7) days after the date of delivery, or the date of mailing of the request, the persons calling the meeting may fix the time of the meeting and give the notice in the manner provided in these Amended and Restated Bylaws (“Bylaws”). Nothing contained in this section shall be construed as limiting, fixing, or affecting the time or date when a meeting of shareholders called by action of the Board of Directors may be held.

                                                2.8                            Persons Entitled to Call Special Meetings. Special meetings of the shareholders, for any purpose whatsoever, may be called at any time by any of the following: (1) the President; (2) the Board of Directors; (3) the President at the request of the holders of not less than 66 2/3% of all outstanding shares of the Corporation entitled to vote at such meetings.

                                                2.9                            Quorum of Shareholders. The presence in person or by proxy of the persons entitled to vote Fifty Percent (50%) of the voting shares at any meeting constitutes a quorum for the transaction of business except as otherwise provided by statute or these Bylaws.

                                                2.10                    Loss of Quorum. In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares entitled to vote, the holders of which are either present in person or represented by proxy thereat, but no other business may be transacted. Notwithstanding the above, shareholders present at a duly organized meeting with a quorum present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

                                                2.11                    Record Date for Determination of Shareholders. The Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be no more than fifty (50) days and, in case of meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

                                                2.12                    Date of Notice or Resolution for Determination of Shareholders. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, is the record date for such determination of shareholders.

                                                2.13                    Adjourned Meetings. When any determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Article, such determination shall apply to any adjournment thereof.

                                                2.14                    Inspectors of Election. The Chairman of each meeting of shareholders shall appoint one or more persons to act as inspector(s) of election. The inspector(s) of election shall report to the meeting the number of shares of each class and series of stock, and of all classes, represented either in person or by proxy that are entitled to vote. The inspector(s) of election shall oversee the vote of the shareholders for the election of Directors and for any other matters that are put to a vote of shareholders entitled to vote at the meeting; judge the qualifications of shareholders voting; collect, count, and report the results of ballots cast by any shareholders voting in person; and perform such other duties as may be required by the Chairman of the meeting or the shareholders.

                                                2.15                    Notice of Shareholder Business. At an annual meeting of shareholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Corporation entitled to vote who complies with the notice procedure set forth. For business to be properly brought before an annual meeting by a shareholder, the shareholder entitled to vote must have given timely notice thereof in writing to the Secretary of the Corporation.

                                                To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than forty-five (45) days before the date the Corporation mailed its proxy materials for the prior year’s annual meeting (such date to be identified in the prior year’s proxy statement). A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting the following information: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (b) the name and address of the shareholder proposing such business; (c) the number of shares of the Corporation which are beneficially owned by the shareholder; and (d) any material interest of the shareholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with these procedures. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with these provisions, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

                                                2.16                    Voting List. At least eleven (11) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the type and number of shares held by each, shall be kept on file at the registered office of the Corporation and shall be subject to inspection of any shareholder during the whole time of the meeting. The share logs provided by the Corporation’s transfer agent shall be prima facie evidence as to who are the shareholders entitled to examine such list. However, failure to prepare and to make available such list in the manner provided above shall not affect the validity of any action taken at the meeting. Alternatively, the list of shareholders may be kept on a reasonably accessible electronic network, if the information required to gain access to the list is provided with the notice of the meeting.  The Corporation is not required to include any electronic contact information of any shareholder on the list.  If the Corporation elects to make the list available on an electronic network, the Corporation will take reasonable steps to ensure that the information is available only to shareholders of the Corporation.  The list will be produced and kept open at the place and for the duration of the meeting and will be subject to inspection by any shareholder present.  If the meeting is held by remote communication, the list must be open to the examination of any shareholder for the duration of the meeting on a reasonable accessible electronic network, and the information required to access the list must be provided to shareholders with the notice of the meeting.

                                                2.17                    Votes Per Share. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders, except to the extent that the voting rights of shares of any class or classes are limited by the Articles of Incorporation, as amended.

                                                2.18                    Cumulative Voting. Directors shall be elected by a plurality vote. Cumulative voting shall not be permitted.

                                                2.19                    Voting by Voice and Ballot. Elections for Directors need not be by ballot unless a shareholder entitled to vote demands election by ballot at the election and before the voting begins.

                                                2.20                    Proxies. A shareholder may vote either in person or by proxy executed in writing by a shareholder entitled to vote or by his authorized attorney in fact. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable, and in no event shall it remain irrevocable for a period of more than eleven (11) months. A telegram telex, cablegram, or similar transmission by the shareholder or a photographic, photostatic, facsimile, or other similar reproduction of a writing executed by the shareholder will be treated as an execution in writing.  Any electronic transmission must contain or be accompanied by information from which it can be determined that the transmission was authorized by the shareholder.

                                                2.21                    Waiver of Notice. Any notice required by law or these Bylaws may be waived by the execution by the person entitled to the notice of a written waiver of such notice, which may be signed before or after the time stated in the notice.

                                                2.22                    Action Without Meeting. Any action that may be taken at a meeting of the shareholders, may be taken without a meeting if authorized by a writing dated and signed by the shareholder or shareholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted. The writing authorizing the action without a meeting must be filed with the President of the Corporation.  An electronic transmission (if the Corporation can determine that the transmission was transmitted by the shareholder on the date it was transmitted) by a shareholder or reproduction of a writing signed by a shareholder is regarded as signed for the purposes of this Section of the Bylaws.  Consent given by electronic communication is not regarded as delivered until it is reproduced in paper form and delivered to the Corporation.  Any signed consent or consents, or a signed copy thereof, shall be placed in the Minute Book of the Corporation.  Prompt notice of any action taken by shareholders without a meeting by less than unanimous written consent, if permitted, must be given to those shareholders who did not consent in writing to the action, but advance notice is not required.

                                                2.23                    Conduct of Meetings. At every meeting of the shareholders, the President, or in his absence, the Vice-President designated by the President, or in the absence of any such designation, a Chairman (who shall be one of the Vice-Presidents, if any is present) chosen by majority in interest of the shareholders of the Corporation present in person or by proxy and entitled to vote, shall act as Chairman. The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as Secretary of all meetings of the shareholders. In the absence at such meeting of the Secretary or Assistant Secretary, the Chairman may appoint another person to act as Secretary of the meeting.

                                                2.24                    Telephone or Remote Communication Meetings.  Shareholders may participate in and hold a meeting by means of a conference telephone or other similar means of remote communication equipment so that all participants in the meeting can communicate with each other.  Participation in such a meeting will constitute presence at the meeting, except when a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.  If voting takes place at such a meeting, the Corporation must (A) implement reasonable measures to verify that each person considered present and permitted to vote at the meeting is a shareholder and (B) maintain a record of any vote or other action taken at the meeting.

ARTICLE III

DIRECTORS

                                                3.1                            Directors Defined. “Directors” when used in relation to any power or duty requiring collective action, means “Board of Directors.”

                                                3.2                            Powers. The business and affairs of the Corporation and all corporate powers shall be exercised by or under authority of the Board of Directors, subject to limitation imposed by law the Articles of Incorporation, as amended, or these Bylaws as to action which requires authorization or approval by the shareholders.

                                                3.3                            Number and Election of Directors.  The business and affairs of the Corporation shall be managed by a Board of Directors, which shall have and may exercise all of the powers of the Corporation, except such as are expressly conferred upon the Shareholders by law, by the Articles of Incorporation or by these Bylaws. Subject to the rights of the holders of shares of any series of preferred stock then outstanding to elect additional Directors under specific circumstances, the Board of Directors shall consist of not less than three (3) nor more than twenty-one (21) persons. The exact number of Directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by either: (i) the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors, (ii) the affirmative vote of the holders of 66 2/3% or more of the voting power of all of the shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, or (iii) the Articles of Incorporation. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director; provided, however, that the term of existing Directors may be shortened to comply with the Texas Corporation Act. The Directors shall be divided into two classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 2001 annual meeting of shareholders and the term of the second class to expire at the 2002 annual meeting of shareholders (an initial two (2) year term), and with the members of each class to hold office until their successors have been elected and qualified. At each annual meeting of shareholders following such initial classification and election, Directors, elected to succeed those Directors whose terms expire, shall be elected for a term of office for the class whose term of office expires at all such future annual meetings.

                                                3.4                            Vacancies. Vacancies in the Board of Directors shall exist in the case of the happening of any of the following events: (a) the death, resignation, or removal of any Directors; (b) the authorized number of Directors is increased; (c) at any annual, regular, or special meeting of shareholders at which any Director is elected, the shareholders entitled to vote fail to elect the full authorized number of Directors to be voted for at that meeting; or (d) the terms of Directors elected pursuant to dividend default voting rights end prior to a meeting of the shareholders.

                                                3.5                            Declaration of Vacancy. The Board of Directors may declare vacant the office of a Director in either of the following cases: (a) if he is adjudged incompetent by an order of court, or finally convicted of a felony; or (b) if within sixty (60) days after notice of his election, he does not accept the office either in writing or by attending a meeting of the Board of Directors.

                                                3.6                            Filling Vacancies by Directors. Vacancies of generally elected Directors may be filled by an affirmative vote of a majority of the remaining generally elected Directors, though less than a quorum, or by a sole remaining generally elected Director. Vacancies of Directors elected pursuant to a dividend default election by preferred shareholders shall be filled by the remaining Directors so elected. Each Director so elected shall hold office until his successor is elected at an annual, regular or special meeting of the shareholders.

                                                3.7                            Filling Vacancies by Shareholders — Reduction of Authorized Number of Directors. In the event a vacancy in the number of generally elected Directors or in the number of Directors elected pursuant to default dividend voting rights of preferred shareholders exists and is not filled by the appropriate remaining Directors, the vacancy may be filled by a vote of either the common stockholders or the holders of preferred shares with the right to elect the Director whose vacancy is being filled, as appropriate. If the Board of Directors accepts the resignation of a Director tendered to take effect at a future time, the appropriate remaining Directors failing to fill the vacancy within ten (10) days of the effective date of the resignation, the shareholders may elect a successor to take office unless the Board fills the vacancy prior to the shareholders’ vote. A reduction of the authorized number of Directors does not remove any Director prior to the expiration of his term of office.

                                                3.8                            Removal of Directors. Any Director, or the entire Board of Directors, may be removed from office at any time only for cause and only by the affirmative vote of the holders of 66 2/3% or more of the voting power of all of the shares of the Corporation entitled to vote in the election of such Directors. “Cause” shall be exclusively defined to mean: (a) conviction of a felony, (b) proof of the gross negligence or willful misconduct of such Director which is materially detrimental to the Corporation, or (c) proof of a breach of fiduciary duty of such Director which is materially detrimental to the Corporation.

                                                3.9                            Place of Meetings. Regular meetings of the Board of Directors shall be held at any place within or without the State of Texas which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation, regular meetings shall be held at the registered office of the Corporation. Special meetings of the Board may be held either at a place so designated or at the registered office. Any regular or special meeting is valid, wherever held, if held on written consent of all members of the Board given either before or after the meeting and filed with the Secretary of the Corporation.

                                                3.10                    Regular and Special Meetings. Regular meetings of the Board of Directors shall be held at such time and place as shall from time to time be determined by the Board. Special meetings of the Board of Directors shall be called by the President or if he is absent or is unable or refuses to act, by a Vice-President or by any two Directors.

                                                3.11                    Notice of Meeting. Written notice of the time and place of the regular or special meetings of the Board of Directors shall be delivered personally to each Director, or sent to each

Director by mail or by other form of written communication at least two (2) days before the meeting. If the address of a Director is not shown on the records and is not readily ascertainable, notice shall be addressed to him at the city of place in which the meetings of the Directors are regularly held. Notice of the time and place of holding an adjourned meeting of a meeting need not be given to absent Directors if the time and place are fixed at the meeting adjourned.

                                                3.12                    Call of Regular Meeting. All regular meetings of the Board of Directors of this Corporation shall be called by the President, or, if he is absent or is unable or refuses to act, by any Vice-President or by any two Directors.

                                                3.13                    Validation of Meeting Defectively Called or Noticed. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present, and if, either before or after the meeting, each of the Directors not present signs a waiver of notice, a consent to holding the meeting, or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance by a Director at a meeting shall constitute a waiver of notice of the meeting, unless the express purpose for such attendance is to present the objection that the meeting is not lawfully called or convened.

                                                3.14                    Quorum. A majority of the authorized number of Directors constitutes a quorum of the Board for the transaction of business.

                                                3.15                    Majority Action. Every act or decision done or made by a majority of the Directors present at any meeting duly held at which a quorum is present is the act of the Board of Directors, unless an action of a greater number is required by the Articles of Incorporation, as amended, or these Bylaws. Each Director who is present at a meeting will be deemed to have assented to any action taken at such meeting unless his dissent to the action is entered in the minutes of the meeting, or unless he shall file his written dissent thereto with the Secretary of the meeting or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after such meeting.

                                                3.16                    Action by Consent of Board Without Meeting. Any action required or permitted to be taken by the Board of Directors under the law shall individually or collectively be taken without a meeting, without prior notice and without a vote if a consent in writing to such action is signed by all members of the Board of Directors. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such Directors. A telegram, telex, cablegram, or other electronic transmission by a Director consenting to an action to be taken and transmitted by a Director is considered written, signed, and dated for the purposes of this Section if the transmission sets forth or is delivered with information from which the Corporation can determine that the transmission was transmitted by the Director and the date on which the Director transmitted the transmission.  Any certificate or other document filed under the law which relates to action so taken shall state that the action was taken by unanimous written consent of the Board of Directors without a meeting and that these Bylaws authorize the Directors to so act, and such statement shall be prima facie evidence of such authority.

                                                3.17                    Adjournment. In the absence of a quorum, a majority of the Directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board.

                                                3.18                    Conduct of Meetings. At every meeting of the Board of Directors, the Chairman of the Board of Directors, if there shall be such an Officer, and if not, the President, or in his absence a Vice-President designated by him, or in the absence of such designation, a Chairman chosen by a majority of the Directors present, shall preside. The Secretary of the Corporation shall act as Secretary of the Board of Directors. In case the Secretary shall be absent from any meeting, the Chairman may appoint any person to act as Secretary of the meeting.

                                                3.19                    Indemnification of Directors and Officers. The Board of Directors shall authorize the Corporation to pay or reimburse any present or former Director or Officer of the Corporation any costs or expenses actually and necessarily incurred by him in any action, suit, or proceeding to which he is made a party by reason of his holding such position; provided, however, that he shall not receive such indemnification if he be finally adjudicated therein to be liable for gross negligence. The indemnification herein provided shall also extend to good faith expenditures incurred in anticipation of, or preparation for, threatened or proposed litigation. The Board of Directors may, in proper cases, extend the indemnification to cover the good faith settlement of any such action, suit, or proceeding, whether formally instituted or not to the maximum extent permitted by law.

                                                3.20                    Interested Directors. Any contract or other transaction between the Corporation and any of its Directors (or any corporation or entity in which any of its Directors is directly or indirectly interested) shall be valid for all purposes notwithstanding the presence of such Director at the meeting authorizing such contract or transaction, or his participation in such meeting. The foregoing shall, however, apply only if the interest of each such Director is known or disclosed to the Board of Directors and it shall nevertheless authorize or ratify such contract or transaction by a majority of the Directors present, each such interested Director to be counted in determining whether a quorum is present, but not in calculating the majority necessary to carry such vote. This section shall not be construed to invalidate any contract or transaction which would be valid in the absence of this paragraph.

                                                3.21                    Committees. The Board of Directors, by an affirmative vote of a majority of the members constituting the Board of Directors, may appoint such committees which shall have and may exercise such powers as shall be conferred or authorized by resolution of the Board. However, no such committee shall have power or authority to take any action that is specifically required by statute to be taken by the entire Board of Directors.  A majority of any such committee may determine its action and fix the time and place of its meetings unless the Board of Directors shall otherwise provide. The Board of Directors, by such affirmative vote, shall have power at any time to change the powers and members of such committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.  At meetings of any committee, a majority of the members of that committee constitutes a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which a quorum is present will be the act of the committee, except as otherwise specifically provided by statute, the Articles of Incorporation, as amended, or these Bylaws.  The designation of any committee of the Board of Directors and the delegation thereto of authority will not operate to relieve the Board of Directors or any member thereof of any responsibility imposed on the Board or the member by law.

                                                3.22                    Telephone or Remote Communication Meetings.  Directors may participate in and hold a meeting by means of a conference telephone or other similar means of remote communication equipment so that all participants in the meeting can communicate with each other.  Participation in such a meeting will constitute presence at the meeting, except when a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.  If voting takes place at such a meeting, the Corporation must: (A) implement reasonable measures to verify that each person considered present and permitted to vote at the meeting is a Director and (B) maintain a record of any vote or other action taken at the meeting.

                                                3.23                    Compensation of Directors.  Directors may receive compensation for their services and reimbursement for their expenses established by the Board of Directors, by resolution, provided that nothing herein will preclude any Director from serving the Corporation in any other capacity and receiving compensation for that service.

                                                3.24                    Resignations.  A Director may resign at any time by giving written or electronic transmission of a notice to the Chairman of the Board of Directors.  The resignation will take effect as of the date of the receipt of notice or any later time specified therein, and, unless otherwise specified, the acceptance of the resignation will not be necessary to make it effective.

ARTICLE IV

OFFICERS

                                                4.1                            Number and Titles. The Officers of the Corporation shall be a President, a Vice-President, a Secretary, and a Treasurer. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more additional Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other Officers as may be appointed in accordance with the provisions of Section 4.3 of this Article. One person may hold two or more offices.

                                                4.2                            Election. The Officers of the Corporation, except such Officers as may be appointed in accordance with the provisions of Section 4.3 or Section 4.5 of this Article, shall be chosen by the Board of Directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

                                                4.3                            Subordinate Officers. The Board of Directors may appoint such other Officers or agents as the business of the Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine. The Board of Directors may delegate to any Officer or committee the power to appoint any such subordinate Officers, committees, or agents, to specify their duties, and to determine their compensation.

                                                4.4                            Removal and Resignation. Any Officer may be removed, either with or without cause, by a majority of the Directors at any regular or special meeting of the Board, or, except in case of an Officer chosen by the Board of Directors, by any committee or Officer upon whom such power of removal may be conferred by the Board of Directors; provided, however, that such removal shall not be with prejudice to the contract rights, if any, of the person removed. Any Officer may resign at any time by giving written notice to the Board of Directors or to the President, or the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                                                4.5                            Vacancies. If the office of the President, Vice-President, Secretary, Treasurer, Assistant Secretary (if any), or Assistant Treasurer (if any) becomes vacant by reason of death, resignation, removal, or otherwise, the Board of Directors shall elect a successor who shall hold office for the unexpired term and until his successor is elected.

                                                4.6                            Chairman of the Board. The Chairman of the Board, if there shall be such an Officer, shall, if present, preside at all meetings of the Board of Directors and at all meetings of the shareholders and shall have the responsibility of directing and consulting with the President and supervising the President in the discharge of all of his duties hereafter specified in Section 4.7. Further, the Chairman of the Board is hereby authorized to exercise, in the absence of the President, the same authority and powers as are hereinafter vested in the President, except when otherwise required by law.

                                                4.7                            President. Subject to the direction of the Board of Directors, and subject to the powers vested in the Chairman of the Board by these Bylaws, if there shall be such an Officer, the President shall be the Chief Executive Officer of the Corporation and, as such, shall be responsible for the general supervision, direction, and control of the business and Officers of the Corporation, and shall have the general powers and duties of management usually vested in the office of the President of a corporation, by the Board of Directors or the Bylaws. Within this authority and in the course of his duties he shall:

                                                (a) Conduct Meetings. Preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, at all meetings of the Board of Directors and shall be ex officio a member of all the standing committees, including the Executive Committee, if any.

                                                (b) Sign Share Certificates. Sign all certificates of stock of the Corporation, in conjunction with the Secretary or Assistant Secretary, unless otherwise ordered by the Board of Directors.

                                                (c) Execute Instruments. When authorized by the Board of Directors, execute in the name of the Corporation deeds, conveyances, notices, leases, checks, drafts, bills of exchange, warrants, promissory notes, bonds, debentures, contracts, and other papers and instruments in writing.

                                                (d) Hire and Fire Employees. Subject to the authorization of the Board of Directors, appoint and remove, employ and discharge, and prescribe the duties and fix the compensation of all agents, employees, and clerks of the Corporation other than the duly appointed Officers of the Corporation.

                                                (e) Meetings of the Other Corporations. Unless otherwise directed by the Board of Directors, attend in person or by substitute appointed by him, and act and vote on behalf of the Corporation, at all meetings of the shareholders of any corporation in which this Corporation holds stock.

                                                4.8                            Vice-President. In the absence or disability of the President, the Vice-Presidents, in order of their rank as fixed by the Board of Directors, or, if not ranked, the Vice-President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions on the President.

                                                4.9                            Secretary. The Secretary shall:

                                                (a) Sign Share Certificates. Sign, with the President or a Vice-President, certificates for the shares of the Corporation.

                                                (b) Attest Bylaws. Attest and keep at the principal office of the Corporation the original or a copy of its Bylaws as amended or otherwise altered to date.

                                                (c) Minutes of Meetings. Keep at the principal office of the Corporation, or such other place as the Board of Directors may order, a book of minutes of all meetings of its Directors and shareholders, Executive Committee, if any, and other committees, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Directors’ meetings, the number of shares of members present or represented at shareholders’ meetings, and the proceedings thereof.

                                                (d) Sign or Attest Documents and Affix Seal. Sign or attest such documents as may be required by law or the business of the Corporation, and to keep the corporate seal and affix it to such instruments as may be necessary or proper.

                                                (e) Notices. See that all notices are duly given in accordance with the provisions of these Bylaws or as required by law. In case of the absence or disability of the Secretary, or his refusal to or neglect to act, notice may be given and served by a Vice-President or by the Board of Directors.

                                                (f) Custodian of Records and Seal. Be custodian of the records and of the seal of the Corporation and see that it is engraved, lithographed, printed, stamped, impressed upon, or affixed to all certificated shares prior to their issuance and to any documents, the execution of which on behalf of the Corporation under its seal is required and duly authorized in accordance with the provisions of these Bylaws.

                                                (g) Share Register. Monitor the share register kept by the Corporation’s transfer agent showing the names of the shareholders and their addresses; the number, date of issue, and class of shares represented by each outstanding share certificate; and the number and date of cancellation of each certificate surrendered for cancellation, and all relevant information for holders of uncertificated shares. In the event the Corporation has no transfer agent, the Secretary will maintain the above mentioned records at the principal office of the Corporation.

                                                (h) Reports and Statements. See that the books, reports, statements, certificates, and all other documents and records required by law are properly kept and filed.

                                                (i) Exhibit Records. Exhibit at all reasonable times to any Director on application, or on written demand stating the purpose thereof of any person who has been a shareholder of record for at least six (6) months immediately preceding his demand or who is the holder of record of at least Five Percent (5%) of all of the outstanding shares of the Corporation, upon application, the Bylaws, the share register, and minutes of proceedings of the shareholders and Directors of the Corporation.

                                                (j) Other Duties. In general, perform all duties incident to the office of Secretary, and such other duties as from time to time may be assigned to him by the Board of Directors.

                                                (k) Absence of Secretary. In the case of the absence or disability of the Secretary or his refusal or neglect to act, the Assistant Secretary, or if there be none, the Treasurer, acting as Assistant Secretary, may perform all of the functions of the Secretary.  The Assistant Secretary and Treasurer, or any person thereunto authorized by the President or a Vice-President or by the Board of Directors, may perform the functions of the Secretary.

                                                4.10                    Assistant Secretary. At the request of the Secretary or in his absence or disability, the Assistant Secretary, designated as set forth in preceding Section 4.9(k) of these Bylaws, shall perform all the duties of the Secretary. The Assistant Secretary shall perform such other duties from time to time assigned to him by the Board of Directors or the Secretary.

                                                4.11                    Treasurer. The Treasurer shall:

                                                (a) Funds — Custody and Deposit. Have charge and custody of, and be responsible for, all funds and securities of the Corporation, and deposit all such funds in the name of the Corporation in such banks, trust companies, or other depositories as shall be selected by the Board of Directors.

                                                (b) Funds — Receipts. Receive and give receipt for monies due and payable to the Corporation from any source whatsoever.

                                                (c) Funds — Disbursements. Disburse or cause to be disbursed the funds of the Corporation as may be directed by the Board of Directors, taking proper vouchers for such disbursements.

                                                (d) Maintain Accounts. Keep and maintain adequate and correct accounts for the Corporation’s properties and business transactions, including account of its assets, liabilities, receipts, disbursements, gains, losses, capital surplus, and shares. Any surplus, including earned surplus, paid-in surplus, and surplus arising from a reduction of stated capital shall be classified according to source and shown in a separate account.

                                                (e) Exhibit Records. Exhibit at all reasonable times the books of account and records to any Director on application, or to any person who has been a shareholder of record for at least six (6) months immediately preceding his demand or who is the holder of record of at least Five Percent (5%) of all outstanding shares of the Corporation on written demand stating the purpose thereof, during business hours at the office of the Corporation where such books and records are kept.

                                                (f) Reports to President and Directors. Render to the President and Directors, whenever they request it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

                                                (g) Financial Report to Shareholders. Prepare, or cause to be prepared, and certify the financial statements to be included in the annual report to shareholders and statements of the affairs of the Corporation.

                                                (h) Bond. Give to the Corporation a bond, if required by the Board of Directors or by the President, in a sum, and with one or more sureties, or a surety company satisfactory to the Board, for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control belonging to the Corporation.

                                                (i) Other Duties. In general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors.

                                                (j) Absence of Treasurer. In case of the absence or disability of the Treasurer or his refusal or neglect to act, the Assistant Treasurer or the Secretary acting as Assistant Treasurer, may perform all of the functions of the Treasurer. In the absence or inability to act, or refusal or neglect to act, of the Treasurer, the Assistant Treasurer, and the Secretary, or any person thereunto authorized by the President or a Vice-President or by the Board of Directors, may perform the functions of the Treasurer.

                                                4.12                    Assistant Treasurer. The Assistant Treasurer, if required to do so by the Board of Directors, shall give bond for the faithful discharge of his duties, in such sum, and with such sureties as the Board of Directors shall require. At the request of the Treasurer, or in his absence or disability, the Assistant Treasurer designated as set forth in the preceding Section 4.11(j) of these Bylaws shall perform all of the duties of the Treasurer, and when so acting, he shall have all the powers of, and be subject to all the restrictions on, the Treasurer. He shall perform such other duties as from time to time may be assigned to him by the Board of Directors or the Treasurer.

                                                4.13 Salaries. The salaries of the Officers shall be fixed from time to time by the Board of Directors, and no Officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

ARTICLE V

EXECUTION OF INSTRUMENTS AND DEPOSIT OF FUNDS

                                                5.1                            Authority for Execution of Instruments. The Board of Directors, except as otherwise provided in these Bylaws, may authorize any Officer or Officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized, no Officer, agent or employee other than the President shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

                                                5.2                            Execution of Instruments. Unless otherwise specifically determined by the Board of Directors or otherwise required by law, formal contracts of the Corporation, promissory notes, mortgages, and other evidence of indebtedness of the Corporation, and other corporate instruments or documents, and certificated shares of stock owned by the Corporation, shall be executed, signed, or endorsed by the President or a Vice-President and by the Secretary or the Treasurer, or any Assistant Secretary or Assistant Treasurer, and may have the corporate seal affixed thereto.

                                                5.3                            Bank Accounts and Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation with such banks, trust companies, or other depositories as the Board of Directors may select or as may be selected by any Officer or Officers, agent or agents of the Corporation to whom such power may be delegated from time to time by the Board of Directors.

                                                5.4                            Endorsements Without Countersignature. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories may be made without countersignature by the President or any Vice-President, or the Treasurer or any Assistant Treasurer, or by any other Officer or agent of the Corporation to whom the Board of Directors, by resolution, shall have delegated the power, or by hand stamped impression in the name of the Corporation.

                                                5.5                            Signing of Checks, Drafts, Etc. All checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness, issued in the name of or payable to the Corporation shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by the Chief Executive Officer and the Treasurer.

ARTICLE VI

ISSUANCE AND TRANSFER OF CERTIFICATED AND UNCERTIFICATED SHARES

                                                6.1                            Classes and Series of Shares. The Corporation may issue shares with such preferences, rights, privileges, and restrictions as stated in the Articles of Incorporation, as amended.

                                                6.2                            Form of Shares.  The shares of the Corporation may be either certificated shares or uncertificated shares or a combination thereof.  A resolution approved by a majority of the Board of Directors may provide that some or all of any or all classes and series of the shares of the Corporation will be uncertificated shares.  If the Corporation changes to uncertificated shares after certificates have been issued, a certificated ownership interest subject to the change becomes an uncertificated ownership interest only after the certificate is surrendered to the Corporation.

                                                6.3                            Certificates for Fully Paid Shares. Neither certificated nor uncertificated shares may be issued by the Corporation until the full amount of the consideration has been paid. When such consideration has been paid to the Corporation, the shares shall be deemed to have been issued and the certificate, or similar documentation in the case of uncertificated shares,  representing such shares shall be issued to the shareholder.

                                                6.4                            Fractional Shares. The Corporation may, but shall not be obligated to, issue a certificate, or similar documentation in the case of uncertificated shares, for a fractional share, and the Board of Directors may, in lieu thereof, arrange for the disposition thereof by those entitled thereto, by paying the fair value in cash or issuing scrip in registered or bearer form which shall entitle the holder to receive a certificate, or similar documentation in the case of uncertificated shares, for a full share only upon the surrender of such scrip aggregating a full share. A certificate, or similar documentation in the case of uncertificated shares, for a fractional share shall, but scrip shall not, unless otherwise provided herein, entitle the holder to exercise voting rights, to receive dividends, or to participate in any of the assets of the Corporation in the event of liquidation. Such scrip, if issued, shall become void if not exchanged for certificates, or similar documentation in the case of uncertificated shares, representing full shares within one year after its issue, or such scrip may be subject to the condition that the shares for which it is exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of such scrip, and the same may be subject to any other conditions which the Board of Directors may deem advisable.

                                                6.5                            Consideration for Shares. The consideration paid for the issuance of shares may consist of money paid, labor done, property actually received, promissory notes or the promise of future services.

                                                6.6                            Contents of Share Certificates. Certificates for shares, or similar documentation in the case of uncertificated shares, shall be of such form and style, printed or otherwise, as the

Board of Directors may designate, and each certificate, or similar documentation in the case of uncertificated shares,   shall state all of the following facts:

                                                (a) That the Corporation is organized under the laws of the State of Texas;

                                                (b) The name of the person to whom issued;

                                                (c) The number and class of shares and the designation of the series, if any, which such certificate represents; and

                                                (d) The par value of each share represented by such certificate or similar documentation in the case of uncertificated shares, or a statement that the shares are without par value.

                                                6.7                            Restriction on Transfer. Any restrictions imposed by the Corporation on the sale or other disposition of its shares and on the transfer thereof must be copied at length or in summary form on the face of each certificate representing shares to which the restriction applies or similar documentation in the case of uncertificated shares. The certificate may, however, state on the face or back that such a restriction exists pursuant to a specified document and that the Corporation will furnish a copy of the document to the holder of the certificate without charge upon written request to the Corporation at its principal place of business.

                                                6.8                            Preemptive Rights. In the case of certificated shares, any preemptive rights of a shareholder to acquire unissued or treasury shares of the Corporation which are limited or denied by the Articles of Incorporation, as amended, must be set forth at length on the face or back of the certificate representing shares subject thereto. In lieu of providing such a statement in full on the certificate, a statement on the face or back of the certificate may provide that the Corporation will furnish such information to any shareholder without charge upon written request to the Corporation at its principal place of business and that a copy of such information is on file in the office of the Secretary of State.

                                                6.9                            Signing Certificates — Facsimile Signatures. All certificated shares shall be signed by the President or a Vice-President and the Secretary or an Assistant Secretary. The signatures of the President or Vice-President, Secretary or Assistant Secretary may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar either of which is not the Corporation itself or an employee of the Corporation. If the Officer who has signed or whose facsimile signature has been placed on the certificate has ceased to be such Officer before the certificate is issued, the certificate may be issued by the Corporation with the same effect as if he were such Officer at the date of its issuance.

                                                6.10                    Transfer of Lost or Destroyed Shares. In the case of certificated shares, where a share certificate has been lost, apparently destroyed, or wrongfully taken and the owner fails to notify the Corporation of that fact within a reasonable time after he has notice of it, and the Corporation registers a transfer of the share represented by the certificate before receiving such a notification, the owner is precluded from asserting against the Corporation any claim for registering the transfer or any claim to a new certificate.

                                                6.11                    Replacement of Lost or Destroyed Certificates. In the case of certificated shares, where the holder of a share certificate claims that the certificate has been lost, destroyed, or wrongfully taken, the Corporation shall issue a new certificate in place of the original certificate if the owner so requests (before the Corporation has notice that the share has been acquired by a bona fide purchaser) and files with the Corporation a sufficient indemnity bond and satisfies any other reasonable requirements imposed by the Board of Directors.

                                                6.12                    Transfer After Replacement. If, after the issue of a new security as a replacement for a lost, destroyed, or wrongfully taken certificated security, a bona fide purchaser of the original certificate presents it for registration or transfer, the Corporation must register the transfer unless registration would result in overissue. In addition to any rights on the indemnity bond, the Corporation may recover the new security from the person to whom it was issued or any person taken under him except a bona fide purchaser.

                                                6.13                    Transfers of Shares. Certificated shares of the Corporation will only be transferred on its books upon the surrender to the Corporation of the share certificates duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer.  The surrendered certificates shall be canceled, new certificates issued to the person entitled to them, and the transaction recorded on the books of the Corporation.  Uncertificated shares will only be transferred on the books of the Corporation upon the written instruction from the registered or beneficial owner of such uncertificated shares or from a duly authorized attorney, or from an individual presenting proper evidence of succession, assignment, or authority to transfer the stock.

                                                6.14                    Transfer Agents and Registrars. The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars which shall preferably be an incorporated bank or trust company, either domestic or foreign, who shall be appointed at such times and places as the requirements of the Corporation may necessitate and the Board of Directors may designate.

                                                6.15                    Deemed Ownership. A person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof as regards the Corporation.

                                                6.16                    Reasonable Doubts as to Right to Transfer. When a transfer of shares is requested and there is reasonable doubt as to the right of the person seeking the transfer, the Corporation or its transfer agent, before recording the transfer of the shares on its books or issuing any certificate therefor, or similar documentation in the case of uncertificated shares, may require from the person seeking the transfer reasonable proof of his right to the transfer. If there remains a reasonable doubt for the right to the transfer, the Corporation may refuse a transfer unless the person gives adequate security or a bond or indemnity executed by a corporate surety or by two individual sureties satisfactory to the Corporation as to form, amount, and reasonability of sureties. The bond shall be conditioned to protect the Corporation, its Officers, transfer agents, and registrars, or any of them, against any loss, damage, expenses, or other liability to the owner of the issuance of new shares.

ARTICLE VII

CORPORATE RECORDS, REPORTS, AND SEAL

                                                7.1                            Minutes of Corporate Meetings. The Corporation shall keep at the registered office, or such other place as the Board of Directors may order, a book of minutes of all meetings of its Directors and of its shareholders or members with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given the names of those present at Directors’ meetings, the number of shares or members present or represented at shareholders’ or members’ meetings, and the proceedings thereof.

                                                7.2                            Books of Account. The Corporation shall keep and maintain adequate and correct accounts of its properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus, and shares. Any surplus, including earned surplus, paid-in surplus, and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account.

                                                7.3                            Share Register. The Corporation shall keep at the registered office, or at the office of the transfer agent, a share register, showing the names of the shareholders and their addresses, and the number and classes of shares held at each and the number and date of certificates issued for shares, and the number and date or cancellation of every certificate surrendered for cancellation, and all relevant information for holders of uncertificated shares. The above specified information may be kept by the Corporation on information storage devices related to electronic data processing equipment provided that such equipment is capable of reproducing the information in clearly legible form for the purposes of inspection as provided in Sections 7.4 and 7.5 of these Bylaws.

                                                7.4                            Inspection of Records by Shareholders. Any person who shall have been a shareholder of record for at least six (6) months immediately preceding his demand, or who is the holder of record of at least Five Percent (5%) of all of the outstanding shares of the Corporation, on written demand stating the purpose thereof, has the right to examine, in person, or by agent, accountant, or attorney, at any reasonable time or times, for any proper purpose, its books and records of account, minutes, and record of shareholders, and is entitled to make extracts therefrom (after payment of costs).

                                                7.5                            Inspection of Records by Directors. Every Director shall have the absolute right at any reasonable time to inspect all books, records, documents of every kind, and the physical properties of the Corporation, and also of its subsidiary corporations, domestic or foreign. Such inspection by a Director may be made in person or by agent or attorney, and the right of inspection includes the right to make extracts.

                                                7.6                            Annual Report to Shareholders. The Board of Directors shall cause an annual report to be sent to the shareholders not later than one hundred twenty (120) days after the close of the fiscal or calendar year.

                                                7.7                            Contents of Annual Reports. The annual report shall include the following financial statements:

                                                (a) Balance sheets for the previous two fiscal years;

                                                (b) Statements of Operations for the previous three fiscal years;

                                                (c) Statements of Changes in Stockholders’ Equity for the previous three fiscal years; and

                                                (d) Statements of Cash Flows for the previous three fiscal years.

                                                7.8                            Preparation of Financial Statements. The financial statements shall be prepared from the books and shall be in accordance with accounting principles generally accepted in the United States of America.

                                                7.9                            Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

                                                7.10                    Corporate Seal. The Board of Directors may adopt, use, and thereafter alter the corporate seal, and the seal may be used by causing it or a facsimile of it to be impressed, affixed, or reproduced or otherwise.

ARTICLE VIII

AMENDMENT OF BYLAWS

                                                8.1                            Adoption, Amendment, Repeal of Bylaws by Directors. These Bylaws may be altered, amended, or repealed, and new Bylaws may be adopted by the affirmative vote of a majority of either the Board of Directors or the shareholders, present at any meeting at which a quorum of each respective body is present, provided that notice of the proposed alteration, amendment, repeal, or adoption shall be contained in the notice of the meeting. This power to alter, amend, or repeal the Bylaws, and to adopt new Bylaws, may be modified or divested by action of shareholders representing a majority of the voting common stock of the Corporation taken at any regular or special meeting of the shareholders. Notwithstanding any other provision contained in these Bylaws to the contrary, Section 2.1, 2.2, 2.3, 2.4, 2.7, 2.8 and 2.19 of Article II, Section 3.3 and 3.8 of Article III, and this Article VIII of these Bylaws may be amended, supplemented, or repealed only by the affirmative vote of 66 2/3% or more of all of the shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.

ARTICLE IX

MISCELLANEOUS

                                                9.1                            Waivers of Notice. Whenever any notice is required to be given to any shareholder or Director under the provisions of the law or the Articles of Incorporation, as amended, or these Bylaws, a waiver thereof in writing, or waiver by electronic transmission, signed by such person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a Director or a shareholder, whether in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where such Director or shareholder attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                                9.2                            Rules of Order. The rules contained in the current edition of Robert’s Rules of Order Newly Revised shall govern the Corporation in all cases to which they are applicable and in which they are not inconsistent with these Bylaws and any special rules of order the Corporation may adopt.

                                                9.3                            Invalid Provisions.  If any part of these Bylaws is held invalid or inoperative for any reason, the remaining parts, as far as possible and reasonable, will be valid and operative.

                                                9.4                            Relation to Articles of Incorporation, as Amended.  These Bylaws are subject to and governed by the Articles of Incorporation, as amended.

                                                9.5                            Section Headings.  The headings contained in these Bylaws are for reference purposes only and will not affect in any way the meaning or interpretation of these Bylaws.

                                                9.6                            Gender and Number.  When the context requires, the gender of all words used in these Bylaws includes  the masculine, feminine, and neuter, and the number of all words includes the singular and the plural.

                                                The above and foregoing Bylaws and all amendments and supplements to them are superseded by these Second Amended and Restated Bylaws which accurately incorporate all amendments set forth as of the 25th day of March, 2008.

Retractable Technologies, Inc.

	By:	/s/ Thomas J. Shaw
Thomas J. Shaw
President

ATTEST:

/s/ Michele M. Larios
Michele M. Larios
Secretary